Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Data is based on the historical financial data of CNB Financial Corporation (“CNB”) and FC Banc Corp. (“FC”), and has been prepared to illustrate the effects of the merger completed between the parties on October 11, 2013. The Unaudited Pro Forma Condensed Combined Financial Data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger. The Unaudited Pro Forma Condensed Combined Income Statement also does not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies.

The results of operations data below is presented as if the merger was completed on January 1, 2012 and the balance sheet data below is presented as if the merger was completed on September 30, 2013.

The unaudited pro forma financial data is based on the historical financial statements of CNB and FC, and on publicly available information and certain assumptions that CNB and FC believe are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma business combination adjustments for the merger include the business combination adjustments CNB recorded in accounting for the acquisition based upon the fair value of the assets acquired and the liabilities assumed. The fair value estimates of loans, other assets and other liabilities are preliminary and are subject to adjustment but actual amounts are not expected to differ materially from the amounts presented in these Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

CNB anticipates that the merger with FC will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma condensed consolidated combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at January 1, 2012, nor are they necessarily indicative of the combined companies’ future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of CNB and FC.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of CNB common stock or the actual or future results of operations of CNB for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of September 30, 2013

(Dollars in thousands, except share and per share data)

	CNB	FC	Pro Forma Before Entries	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets:
Cash and cash equivalents	$33,131	$10,914	$44,045	40,554	(H)	$84,599
Securities available for sale	700,531	89,935	790,466	(55,721)	(G)	734,745
Trading securities	4,358	—	4,358			4,358
Loans held for sale	399	370	769			769
Loans, net of unearned discount	1,028,971	257,749	1,286,720	(7,885)	(B)	1,278,835
Allowance for loan losses	(17,221)	(2,799)	(20,020)	2,799	(C)	(17,221)
FHLB and other equity interests	7,580	1,463	9,043			9,043
Premises and equipment, net	26,042	5,706	31,748	(1,366)	(L)	30,382
Bank owned life insurance	29,739	3,955	33,694			33,694
Mortgage servicing rights	696	179	875			875
Goodwill	10,946	—	10,946	15,460	(K)	26,406
Other intangible assets, net	—	—	—	4,834	(F)	4,834
Accrued interest receivable and other assets	12,247	4,989	17,236	660	(E)	17,896

Total assets	$1,837,419	$372,461	$2,209,880	$(665)		$2,209,215

Liabilities:
Non-interest bearing deposits	$189,362	$11,847	$201,209	$—		$201,209
Interest bearing deposits	1,362,919	322,461	1,685,380	268	(M)	1,685,648

Total deposits	1,552,281	334,308	1,886,589	268		1,886,857
FHLB and other borrowings	122,976	5,496	128,472	—		128,472
Subordinated debentures	20,620	—	20,620	—		20,620
Accrued interest payable and other liabilities	10,776	1,740	12,516	—		12,516

Total liabilities	1,706,653	341,544	2,048,197	268		2,048,465

Shareholders’ equity:
Common stock, paid in capital, and treasury stock	42,886	16,184	59,070	13,800		72,870
Retained earnings	94,718	17,061	111,779	(17,061)		94,718
Accumulated other comprehensive income (loss)	(6,838)	(2,328)	(9,166)	2,328		(6,838)

Total shareholders equity	130,766	30,917	161,683	(933)	(I)	160,750

Total liabilities and shareholders’ equity	$1,837,419	$372,461	$2,209,880	$(665)		$2,209,215

Unaudited Pro Forma Condensed Combined Statements of Income

Nine Months Ended September 30, 2013

(Dollars in thousands, except share and per share data)

	CNB	FC	Pro Forma Before Entries	Pro Forma Adjustments	Notes	Pro Forma Combined

Total interest and dividend income	$50,927	$11,544	$62,471	$138	(B), (G)	$62,609
Total interest expense	9,002	2,132	11,134	(67)	(M)	11,067

Net interest income	41,925	9,412	51,337	205		51,542
Provision for loan losses	4,891	425	5,316	—		5,316

Net interest income after provision for loan losses	37,034	8,987	46,021	205		46,226
Non-interest income	10,090	2,645	12,735	—		12,735
Non-interest expenses	30,818	9,421	40,239	743	(F), (L)	40,982

Income before income taxes	16,306	2,211	18,517	(538)		17,979
Income tax expense	4,355	620	4,975	(188)	(J)	(4,787)

Net income	$11,951	$1,591	$13,542	$(350)		$13,192

Basic earnings per share	$0.96	$1.20				$0.92
Diluted earnings per share	0.96	1.20				0.92
Weighted average basic shares outstanding	12,452,973	1,324,329		1,873,879		14,326,852
Weighted average diluted shares outstanding	12,454,285	1,325,953		1,873,879		14,328,164

Unaudited Pro Forma Condensed Combined Statements of Income

Twelve Months Ended December 31, 2012

(Dollars in thousands, except share and per share data)

	CNB	FC	Pro Forma Before Entries	Pro Forma Adjustments	Notes	Pro Forma Combined

Total interest and dividend income	$68,129	$15,607	$83,736	$184	(B), (G)	$83,920
Total interest expense	14,920	3,303	18,223	(89)	(M)	18,134

Net interest income	53,209	12,304	65,513	273		65,786
Provision for loan losses	6,381	408	6,789	—		6,789

Net interest income after provision for loan losses	46,828	11,896	58,724	273		58,997
Non-interest income	12,664	3,758	16,422	—		16,422
Non-interest expenses	35,945	10,866	46,811	1,163	(F), (L)	47,974

Income before income taxes	23,547	4,788	28,335	(890)		27,445
Income tax expense	6,411	1,283	7,694	(374)	(J)	7,320

Net income	$17,136	$3,505	$20,641	$(516)		$20,125

Basic earnings per share	$1.38	$2.77				$1.41
Diluted earnings per share	1.38	2.77				$1.41
Weighted average basic shares outstanding	12,400,138	1,205,437		1,873,879		14,274,017
Weighted average diluted shares outstanding	12,403,110	1,206,714		1,873,879		14,276,989

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined consolidated financial information related to the merger includes the unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2013, which assumes that the merger was completed on September 30, 2013. The unaudited pro forma combined condensed consolidated income statements for the nine months ended September 30, 2013 and for the year ended December 31, 2012 were prepared assuming that the merger was completed January 1, 2012. The purchase price consideration is $41.6 million, comprised of $8.0 million in cash and issuance of 1,873,879 common shares of CNB Financial Corporation (CNB) common stock at a value of $33.6 million, resulting in an allocation of 20% cash and 80% stock.

The merger will be accounted for as an acquisition of FC Banc Corp. (FC) by CNB in accordance with the acquisition method of accounting. The acquisition method of accounting requires an acquiror to recognize the assets acquired, and the liabilities assumed to be based on their fair values as of the date of acquisition. Goodwill will be recognized as of the acquisition date in the amount equal to the excess of consideration transferred over the fair value of the identifiable net assets acquired. Based on CNB’s preliminary purchase allocation, goodwill of approximately $15.5 million is currently expected to be recorded by CNB.

As the merger is recorded using the acquisition method of accounting, all loans of FC are recorded at fair value, including adjustments for credit, and no allowance for loan losses is carried over to CNB’s balance sheet. In addition, certain anticipated nonrecurring merger transaction costs associated with the merger, such as investment banking fees, change in control severance costs, accounting and legal fees, transfer agent fees, and other related expenditures are reflected in the pro forma condensed consolidated balance sheets, but are excluded from the pro forma condensed statements of income.

The additional merger costs associated with the acquisition are estimated at approximately $5.5 million pre-tax and $3.6 million after tax. The after tax cost of $3.6 million is included in the pro forma adjustment in the condensed consolidated balance sheets; see Note D.

2.	PRELIMINARY PURCHASE ACCOUNTING ALLOCATIONS

The unaudited pro forma combined condensed consolidated financial information for the merger includes an unaudited pro forma combined condensed balance sheet as of September 30, 2013 assuming the merger was completed on September 30, 2013. The unaudited pro forma combined condensed consolidated statements of income for the nine months ended September 30, 2013 and for the year ended December 31, 2012 were prepared assuming the merger was completed on January 1, 2012.

Preliminary Purchase Accounting Allocations

September 30, 2013

(Dollars in thousands)

FC Banc Corp. shareholders’ equity - September 30, 2013			$30,917
Less additional expenses incurred prior to transaction closing, net of tax
Salaries and benefits	(2,437)
Data processing expenses	(515)
Other	(625)

Total additional merger expenses incurred prior to transaction closing			(3,577)
Less estimated fair value adjustments:
Loan fair value	(7,885	) (B)
Allowance for loan losses	2,799	(C)

Loans, net	(5,086)
Core deposit intangible	4,834	(F)
Premises and equipment, net	(1,366	) (L)
Time deposits	(268	) (M)
Deferred tax asset, net	660	(E)

Total fair value adjustments			(1,225)

Net assets (shareholders’ equity less fair value adjustments)			26,115
Total consideration paid to FC Banc Corp. shareholders (1)			41,575

Goodwill			$15,460

(1)	The purchase price is based on total consideration of $41.6 million. This includes $8.0 million of cash and issuance of CNB Financial Corporation common stock of 1,873,879 shares at a price of $17.91 per share for a value of $33.6 million.

3.	PRELIMINARY PRO FORMA ADJUSTMENTS

(A)	Adjustments to equity reflect the acquisition of FC by issuance of approximately 1,873,879 shares of CNB common stock at a closing value of $17.91 per share for a fair value of $33.6 million (see Note H). Total consideration is $41.6 million.

(B)	The fair value of the loan portfolio acquired from FC is estimated by CNB to be less than book value. Based on management’s judgment, we applied an approximate discount of $7.9 million to FC’s gross loan portfolio to estimate the fair value adjustment as of September 30, 2013. The adjustment reflects our estimates of both market interest rate differential and credit considerations on pools of loans and the potential adjustments required by ASC 310-30, “Receivables - Loans and Debt Securities Acquired with Deteriorated Credit Quality” for applicable individual loans. The portion of the fair value adjustment that will be classified as non-accretable yield is estimated to be approximately $2,100,000. The loan fair value adjustment will be accreted into income over the estimated remaining duration of the loan portfolio using the interest method. Accretion is estimated at approximately $1,577,000 for the year ended December 31, 2012 and $1,183,000 for the nine months ended September 30, 2013.

(C)	Pursuant to applicable accounting guidance, the acquired loans are recorded at fair value at the acquisition date and there is no carryover of FC’s allowance for loan losses of $2.8 million at September 30, 2013.

(D)	The estimated additional expenses incurred prior to closing are approximately $3.6 million, net of tax (see Note I). These expenses are included in the Pro Forma Condensed Consolidated Balance Sheet. For purposes of the pro forma presentation, these expenses are assumed to be paid or incurred by FC prior to the merger.

Additional expenses incurred prior to merger (in thousands)

Salaries and benefits	$3,749
Other	962
Data processing expenses	792

Total	5,503
Tax benefit	1,926

Total, net of tax benefit	$3,577

(E)	The adjustment to other assets represents a $660 net deferred tax asset attributable to the fair value purchase accounting adjustments - see Note 2.

(F)	Adjustments to other intangible assets include a core deposit intangible of approximately $4.8 million. A core deposit intangible arises from a financial institution having a deposit base comprised of funds associated with stable customer relationships. These customer relationships provide a cost benefit to the acquiring institution since the associated customer deposits typically are at lower interest rates and can be expected to be retained on a long-term basis. This amount reflects management’s estimate of the market premium associated with these core deposits. The amortization of core deposit intangibles is estimated at approximately $1,200,000 for the year ended December 31, 2012 and $777,000 for the nine months ended September 30, 2013. Additional intangible assets may be identified and recorded upon completion of the detailed purchase price allocation.

(G)	Adjustments to securities available for sale include the following:

Adjustments to securities available for sale (in thousands)

Liquidation of FC Banc Corp. securities portfolio	$(89,935)
Purchase of short-term securities	34,214

Securities available for sale pro forma adjustment	$(55,721)

The reduction in total interest and dividend income represents the loss of earnings from the investments sold prior to the transaction, as highlighted on the balance sheet, and is estimated at approximately $1,393,000 for the year ended December 31, 2012 and $1,045,000 for the nine months ended September 30, 2013 by using an earnings credit rate of 2.5%.

(H)	Adjustments to cash and cash equivalents include the following:

Adjustments to cash and cash equivalents

Liquidation of FC Banc Corp. securities portfolio	$89,935
Purchase of short-term securities	(34,214)
Cash consideration paid to FC Banc Corp. shareholders	(8,014)
Additional merger expenses and other uses of cash	(7,153)

Cash and cash equivalents pro forma adjustment	$40,554

(I)	The net pro forma adjustment to shareholders’ equity is calculated as follows:

Additional paid in capital issued - CNB - 1,873,879 shares @ $17.91	$33,561
Elimination of FC Banc Corp. equity	(30,917)
Additional expenses incurred prior to merger, net of tax - Note D	(3,577)

Shareholders’ equity pro forma adjustment	$(933)

The issue price of $17.91 was the closing price of CNB Financial Corporation common stock on October 11, 2013, the date that the purchase transaction occurred.

(J)	Adjustments to income tax expense represent the tax effect of the pro forma adjustments using a statutory rate of 35%.

(K)	See Note 2 for the computation of goodwill.

(L)	The adjustment to premises and equipment results from the estimated excess of the carrying value of the land and buildings owned by FC compared to fair values as per third-party appraisals. The fair value of furniture and equipment approximates its carrying value.

This fair value adjustment to premises and equipment will be accreted into income as a component of depreciation expense over the estimated remaining service life of the applicable assets and is estimated to be approximately $46,000 for the year ended December 31, 2012 and $34,000 for the nine months ended September 30, 2013.

(M)	The adjustment to interest-bearing deposits results from the difference between the fair value and carrying value of FC time deposits. Accretion of the adjustment is estimated to be approximately $89,000 for the year ended December 31, 2012 and $67,000 for the nine months ended September 30, 2013.

The decrease in interest expense represents the accretion of the fair value adjustment for time deposits, and is estimated to be approximately $89,000 for the year ended December 31, 2012 and $67,000 for the nine months ended September 30, 2013.